


FRANCHISE OFFERING CIRCULAR
               FOR PROSPECTIVE SINGLE-UNIT FRANCHISEES AND AREA
                                  DEVELOPERS



                                ZERO'S MR. SUBMARINE, INC.
                                (A Virginia Corporation)
                                2106 Pacific Avenue
                                Virginia Beach, VA  23451
                                Telephone:   (757) 425-5745
                                Facsimile:     (757) 422-9157

The Franchisee will establish and operate a Zero's Mr. Submarine family oriented quick service restaurant specializing in a wide variety of hot oven-baked submarine sandwiches, pizza, salads and other food and beverage products, (referred to as the "Franchised Business" in this Offering Circular).  Zero's
Mr. Submarine is identified by the mark "Zero's Mr. Submarine" d/b/a  "Zero's" written above and the word "Subs" written below the profile.

The initial franchise fee for the license to operate a single Franchised Business is $15,00012,500.  At its discretion, the Franchisor may offer an Area Development Agreement pursuant to which the Area
Developer would have the right to develop and operate a specified number of Franchised Businesses.
The total initial franchise fee for an Area Developer is $15,000 for the first Franchised Business plus
$7,500 for each additional Franchised Business to be developed.  Area Developers are required to pay
$15,000 for the first Franchised Business and make a 50% non-refundable deposit for each additional
Franchised Business. The estimated initial investment required for a single Franchised Business ranged from approximately $117,180 - $169,300.

Risk Factors:

        THE FRANCHISE AGREEMENT PERMITS THE FRANCHISEE TO ARBITRATE WITH ZERO'S ONLY IN VIRGINIA. OUT OF STATE ARBITRATION MAY FORCE YOU TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. IT MAY ALSO COST YOU MORE TO ARBITRATE WITH ZERO'S IN VIRGINIA THAN IN YOUR HOME STATE.

        THE FRANCHISE AGREEMENT STATES THAT VIRGINIA LAW
        GOVERNS THE AGREEMENT, AND THE LAW MAY NOT PROVIDE
        THE SAME PROTECTIONS AND BENEFITS AS LOCAL LAW.   YOU
        MAY WANT TO COMPARE THESE LAWS.

        THERE MAY BE OTHER RISKS CONCERNING THIS FRANCHISE.

Information about comparisons of Franchisors may be available.  Call the state administrators listed in
Exhibit C or your public library for sources of information.  Registration of this information about comparisons of Franchisors may be available.

Registration of this franchise by a state does not mean that the state recommends it or has verified the information in this Offering Circular.  If you learn that anything in this Offering Circular is untrue, contact the Federal Trade Commission and the Division of Securities and Retail Franchising of the State
Corporation listed in Exhibit C.

Effective Date:  July 30, 1998
Amendment Date:  January 14, 1999
Amendment Date:  May 25, 1999






































                       TABLE OF CONTENTS

ITEM                                                             PAGE

1.     THE FRANCHISOR, ITS PREDECESSORS AND AFFILIATES.............................................    5

2.     BUSINESS EXPERIENCE.........................................................................    7

3.     LITIGATION...................................................................................   8

4.     BANKRUPTCY..................................................................................    8

5.     INITIAL FRANCHISE FEE.......................................................................    8

6.     OTHER FEES ...............................................................................      9

7.     INITIAL INVESTMENT .......................................................................     12

8.     RESTRICTIONS ON SOURCES OF PRODUCTS AND SERVICES .......................................       14

9.     FRANCHISEE'S OBLIGATIONS ..............................................................        15

10.    FINANCING .............................................................................        17

11.    FRANCHISOR'S OBLIGATIONS ...............................................................         17

12.    TERRITORY ......................................................................................       21

13.    TRADEMARKS .........................................................................................   21

14.    PATENTS, COPYRIGHTS AND PROPRIETARY INFORMATION ......................................         22

15.    OBLIGATION TO PARTICIPATE IN THE ACTUAL OPERATION OF THE

                                                              FRANCHISED BUSINESS ..........         23

16.    RESTRICTIONS ON WHAT THE FRANCHISEE MAY SELL ..............................................         23

17.    RENEWAL, TERMINATION, TRANSFER & DISPUTE RESOLUTION ...............................       23

18.    PUBLIC FIGURES ....................................................................      25

19.    EARNINGS CLAIMS ...................................................................         26

20.    LIST OF OUTLETS ...................................................................      28

21.    FINANCIAL STATEMENTS ............................................................ ....      29

22.    CONTRACTS ............................................................................        29

23.    RECEIPT................................................... .......................... .        30

                           *  *  *  *





                            EXHIBITS


       EXHIBIT A           FRANCHISE AGREEMENT

       EXHIBIT B           ROSTER OF FRANCHISEES

       EXHIBIT C           LIST OF STATE ADMINISTRATORS &
                           AGENTS FOR SERVICE OF PROCESS

       EXHIBIT D           AREA DEVELOPMENT AGREEMENT

       EXHIBIT E           FINANCIAL STATEMENTS

       EXHIBIT F           COMPUTER HARDWARE AND
                           SOFTWARE SPECIFICATIONS



                         *  *  *  *  *


                  FRANCHISE OFFERING CIRCULAR
  FOR PROSPECTIVE SINGLE-UNIT FRANCHISEES AND AREA DEVELOPERS
          AS REQUIRED BY THE COMMONWEALTH OF VIRGINIA

                   ZERO'S MR. SUBMARINE, INC.


                            ITEM 1.
        THE FRANCHISOR, ITS PREDECESSORS AND AFFILIATES

To simplify the language in this Offering Circular, "Zero's" and "we" and "us" and "ours" means Zero's
Mr. Submarine, Inc., the Franchisor.  "Franchisee" and "you" means the person to whom the Franchised
Business is granted and includes the Franchisee's owners and co-investors if the Franchisee is a corporation, partnership or other business entity.

The Franchisor, Its Predecessors and Affiliates

Zero's was organized on March 29, 1989.  Our administrative offices are located at 2106 Pacific Avenue,
Virginia Beach, VA  23451 and our operating offices are at 2106 Pacific Avenue, Virginia Beach, VA
23451.  We do business only under the name of "Zero's Mr. Submarine, Inc.," d/b/a Zero's Subs.

We are affiliated with X.S., Inc., (X.S.) that also maintains its administrative offices at 2106 Pacific
Avenue, Virginia Beach, VA  23451.  X.S., Inc. owns the "Zero's Mr. Submarine, Inc." trademark and has granted use of the license to use the mark to Zero's Mr. Submarine, Inc., and the rights to Zero's Mr.
Submarine, Inc. to sell the franchises.

The Business of the Franchisor

We grant Franchised Businesses to qualified candidates for the operation of a Zero's Mr. Submarine, Inc.
restaurant.  We are not presently engaged in business activities other than the development of the "Zero's
Mr. Submarine" and the offer, sale and support of Franchised Businesses.  Our affiliate, X.S., Inc. will own and operate company-owned units.

The Franchised Business

Zero's Subs restaurants are specialty restaurants with a universal appeal.  The menu includes a widely diverse selection of high quality subs, pizzas, salads, and other products, that cater to all age and income groups.  Zero's restaurants offer seating for between 35 and 70 persons.  Each restaurant operates pursuant to a unique system ("System") developed by X.S. and us relating to the establishment, development and operation of a Zero's restaurant.  The System is characterized by distinctive exterior and interior facility layout, design and color scheme; exclusively designed signage, decorations, furnishings and materials; special recipes, formulae, menus and food and beverage designations; the
Zero's Manual of Operating Data ("MOD Manual"); food and beverage storage, preparation, service and delivery procedures and techniques; operating procedures for sanitation and maintenance; and methods and techniques for inventory and cost controls, record keeping and reporting, personnel management, purchasing, sales promotion and advertising; all of which we may change and develop from time to time.

We, along with X.S. have developed and continue to develop a proprietary line of specially formulated meatballs, spice packets and other food products ("Trade Secret Food Products") which shall be sold to customers from the restaurant.

In addition to our hot oven-baked submarine sandwiches, pizza and ice cream.  In addition, we serve the breakfast market by offering a moderate priced breakfast menu.  A full array of soft drinks and snacks are
also offered for sale.  In addition, beer is sold at various locations for on-premise consumption.   We are
working on a drive-thru concept.   Most items are sold for either on-premise, or carry-out consumption.
We also offer catering as part of the System.  You can only offer catering and delivery with our prior consent.

We offer a moderate priced product, which is attractive to all facets of the general public. We compete directly with local restaurants as well as national fast food chains.  Our stores are either freestanding buildings or "in line" stores in retail strip shopping centers.  We have no interior shopping mall locations at the present time.

You will be licensed to use Zero's service mark "Zero's Mr. Submarine, Inc." and logo, as well as related trademarks, service marks, logos and slogans (hereinafter the "Proprietary Marks"), and the proprietary operating system (hereinafter the "System') developed by Zero's for the operation of a franchised business.  Franchisees are also licensed to utilize Zero's confidential Operations Manuals (hereinafter the
"Manuals") which sets forth the standards and specifications for the management and operation of the franchised business.

We will grant to you a protected area in which you may establish and operate your franchised business and we will provide you with guidelines and specifications for the operation and management of the
Franchised Business, including advertising and promotional techniques.  Also, we will provide an initial training program detailing the operation of the franchised business for up to two persons including a
Franchisee/General Manager, and a shift supervisor. The Franchisee may supplement the initial training program by having our field support training staff provide up to two weeks of additional training at the franchisee's location prior to and during the Grand Opening of the franchised business.

In certain areas of the U.S., Canada and abroad, the franchisor operates through Territorial Directors whose duties include franchise sales, site location assistance and operational assistance to franchisees.
For their services rendered to Zero's, Territorial Directors are paid a portion of the initial franchise fee and a portion of royalties collected.

Territorial Directors are prohibited from making any representations of sales or profits to prospective purchasers of franchises.  Additionally, Territorial Directors are obligated to abide by all federal and state laws in the performance of their duties.  Territorial Directors are independent contractors and not employees of the franchisor. The franchisor disclaims responsibility for any acts or statements made by
Territorial Directors contrary to the disclosures made in the Offering Circular, the Franchise Agreement, the Operating Manual and related contracts.

Industry Specific Regulation


The restaurant industry is heavily regulated.  Many of the laws, rules and regulations that apply to business generally, such as The Americans With Disabilities Act, The Federal Wage and Hour Laws and
The Occupation, Health and Safety Act also apply to restaurants.  However, other laws, rules and regulations have particular applicability to restaurants and especially restaurants that offer full bar service.

You must have a liquor license before you can sell beer in the restaurant.  The difficulty and cost of obtaining a liquor license, and the procedures for securing the license, vary greatly from area to area.
Also, there is wide variation in state and local laws and regulations that govern the sale of alcoholic beverages.  In addition, state dram shop laws may give rise to potential liability for injuries that are directly or indirectly related to the sale and consumption of alcohol.

The U.S. Food and Drug Administration, the U.S. Department of Agriculture and state and local health departments administer and enforce laws and regulations that govern good preparation and service and restaurant sanitary conditions.  State and local agencies inspect restaurants to ensure that they comply with these laws and regulations.

Federal legislation known as The Clean Air Act and a variety of state laws require certain state and local areas to meet national air quality standards by limiting emissions of ozone, carbon monoxide and particulate matters, and placing caps on omissions from commercial food preparation.  Also, some areas have adopted or are considering proposals that would regulate indoor air quality.  You should consider these laws and regulations when evaluating your purchase of a franchise.

Prior Business Experience of Zero's

We have offered franchises in the Commonwealth of Virginia and North Carolina since 1990 and currently have forty-five (405) such franchises in operation.  Our affiliate, X.S. has been engaged in the operation of Zero's restaurants since 1967.  X.S., Inc., presently has six (6) locations in the cities of
Virginia Beach, Norfolk and Chesapeake, Virginia, for a total of forty-six (46) restaurants in operation..
Neither we, nor X.S. have operated any other kind of business, nor have we previously offered franchises for any other type of business.

                             ITEM 2
                      BUSINESS EXPERIENCE

       Eugene T. Schmidt, Chairman of the Board

  Mr. Eugene T. Schmidt (the founder of Zero's affiliate, X.S., Inc.) has served as Zero's Secretary and Treasurer since its inception in March 1989.  From May 1967 to the present he concurrently serves as President and CEO of Zero's affiliate, X.S., and supervises the entire operation.

       Martin A. Palacios, President and CEO

  Mr. Martin A. Palacios has served as President & CEO of Zero's since its inception in March
1989.  From June 1971 to the present, he concurrently serves as Executive Vice President and Controller of Zero's affiliate, X.S., Inc.
       John A. Schmidt, Executive Vice President - Operation

  Mr. John A. Schmidt has served as Executive Vice President since its inception in March 1989.
From October 1973 to the present he concurrently serves as Executive Vice President in charge of operations and also as a buyer for Zero's affiliate, X.S.

       Charles J. McCotter, III, Executive Vice President - Development

  Mr. Charles J. McCotter has been directing our corporate development since January 1, 1998.
Prior to joining Zero's, Mr. McCotter served as President of JMAC, II, LTD.  Between 1987 and 1995 in
Virginia Beach, Virginia and has served on the Board of Directors for several different companies.





       Rachael S. Davanzo, Vice President - Franchising

  Mrs. Rachael Schmidt-Davanzo has over 13 years experience in the restaurant industry in both full service and quick service capabilities.  Before joining the Company in 1993, she successfully managed a full service restaurant.  Presently, she sells franchises, prepares loan documents, consults franchisees on financial matters and secures locations for the Company's franchises.


                            ITEM 3.
                           LITIGATION

No litigation is required to be disclosed in this Offering Circular.

                            ITEM 4.
                           BANKRUPTCY

No person previously identified in Items 1 or 2 of this Offering Circular has been involved as a debtor in proceedings under the U.S. Bankruptcy Code require to be disclosed in this Item.

                            ITEM 5.
                     INITIAL FRANCHISE FEE

Single Unit Franchisees

The total initial franchise fee payable to Zero's by a Franchisee who is granted the right to operate a single Franchised Business is $15,000 (Note:  All dollar amounts are in U.S. Dollars in this Offering
Circular).  This amount is payable in full upon the execution of the Franchise Agreement, a copy of which is attached to this Offering Circular as Exhibit A.

Area Developers

Also, at our discretion, we may offer to qualified candidates an Area Development Agreement (See
Exhibit D) pursuant to which the Area Developer obtains the right to develop and operate a prescribed number of Franchised Businesses.  The total initial franchise fee under the Area Development Agreement will be $15,000 for the first unit plus $7,500 for each additional unit to be developed.  As part of the initial fee, Area Developers are required to pay $15,000 for the first Franchised Business and make a
50% deposit for each additional Franchised Business.  All initial franchise fees are deemed fully earned by Zero's upon receipt and are non-refundable.

                            ITEM 6.
                           OTHER FEES


    Name of Fee                     Amount                Due Date                               Remarks

Royalty Fee  (note 1)          6% of Gross Sales    Payable on the day of the week we      We will debit your bank
                               (note 2)(note 3)     periodically designate (based on the   account for Royalties
                                                    prior week's gross sales)              due (note 3)
                                                    (note 3)
Advertising Fee, (note 4)   Up to 2% of Gross Sales Payable on the day of the week we      We will debit your bank
                                                    periodically designate (based on the   account for Royalties
                                                    prior week's gross sales)              due (Note 3)

Minimum Local Marketing      2% of Gross Sales      As evidenced
and Promotion Expenditure
(note 5)

Late Fee (for not reporting  $75 per week plus interest   Due only if a payment is Overdue Payable the day after
royalty sales timely) &      at two times the prime rate                                   payment or other event
Interest on Late Payments    per annum or the highest rate                                 (such as required report) is
(note 6)                     permitted by applicable state,                                 due
                             whichever is less

Transfer Fee (note 7)        30% of the then current    30 days prior to transfer
                             initial franchise fee for each
                             Franchised Business being
                             transferred

Audit Fee (note 8)           Cost of Audit plus interest  Due only if the audit shows an
                             on the underpayment at the   understatement of 2% or more
                             Default Rate

Training Expenses (note 9)   Variable                     During initial training

Supplemental Training Fee    $150 per day plus expenses   Prior to grand opening of
(note 10)                                                 Franchised Business

Indemnification (note 11)    All losses and expenses incurred  Upon being incurred by Zero's

Offering Prospectus          $2,500                       Upon review of Offering
Review Fee (note 12)                                      Documents

Management Consulting        $200 to $400 per day plus    Prior to consultation
Fee (note 13)                meals and expenses

Financial Statements         Variable                     Monthly, within four months of the
(note 14)                                                 end of Franchisee's fiscal year

Alteration Costs (note 15)   Variable                     Every five to seven years

Manuals Replacement Fee      $1,000 per volume            Due only if Manuals are lost,
(note 16)                                                 stolen, damaged, etc.

Renewal Fee                  10% of the then current      Upon execution of Renewal
(note 17)                    initial franchise fee        Agreement

Estimated Royalty (for not   Minimum of $500 per week for Payable on the day of the week       Payable only if you fail
reporting sales timely) and  Royalties and $100 per week  we periodically Designate (based     to submit timely reports of
Advertising Fee Payments     for Advertising Fee; greater on prior week's gross sales)         Gross Sales to us; we will
                             if we reasonably estimate    (note 3)                             reconcile these amounts with
                             that your Franchisee is                                           the actual amounts owed after
                             generating higher Gross Sales                                     you submit the reports.  We will
                                                                                               debit your bank account for these
                                                                                               sums due (note 3)

Non-sufficient funds         $50 per transmittal if funds Payable on the day of the week we    We will debit your bank
                             are note available           periodically designate               account


                                        Notes

  1.   Royalty Fee.   In addition to the initial franchise fee discussed above in Item 5, you will be required to pay to us a continuing non-refundable weekly royalty fee for each Franchised Business in an amount equal to 6% of your Gross Sales, as that term is defined in note 2 below.

  2.   Gross Sales.   "Gross Sales" is defined as all sales generated through the Franchised
Business including fees for any and all services you perform, whether for cash or credit (regardless of collectability), and billings of every kind related to the Franchised Business, including revenues from the sale of merchandise of proprietary products or clothing, catering, use of jukeboxes, vending machines, video games, pinball machines or similar arcade-like machines from video lottery terminals; provided, however, that "Gross Sales' shall not include any sales tax or other taxes collected from customers by you for transmittal to the appropriate taxing authority.

  3.   Payment.  The royalty fee is non-refundable and shall be paid weekly to Zero's.
Payable on the day of the week we periodically designate.  Before opening you must sign ad deliver to us and your bank all documents needed to permit us to debit your bank account for each week's Royalty and
Advertising payments and other payments that you make to us.

  4.   Regional Advertising Fund.    We reserve the right to establish a Regional Advertising
Fund.  At such time when the fund may be established, and in our sole discretion, we will form an advertising council composed of franchisees that shall advise us on advertising policies.  Pursuant to the establishment of this fund, we will collect a weekly contribution from you of up to 2% of Gross Sales weekly, payable on the day of the week we periodically designate by direct debit from your bank account. After the first full year of operation of your Franchised Business, contributions will be pre-
calculated on the basis of the previous year's Gross Sales.  You will be required to make contributions to the fund in addition to your obligation to conduct local marketing and promotion as set forth in note 5 below.

  5.   Minimum Local Marketing and Promotion Expenditure.       Annually, you will be required
to spend at least 2% of Gross Sales on your own local marketing and promotion.  This local marketing and promotion will be conducted by you either individually or in conjunction with other franchisees and must comply with the policies and procedures established by us for our prior approval of all proposed marketing and promotion campaigns and materials.  You will be required to submit to us a report on a form prescribed by us that demonstrated that you have fulfilled your requirement for local marketing and promotion.  These local marketing and promotion requirements and fees exist independently of a
Regional Advertising Fund.  Therefore, you are required to make minimum local marketing and promotion expenditures whether or not a Regional Advertising Fund is established.

  6.   Late Fee & Interest.     If any sums required to be paid by you to Zero's under the
Franchise Agreement are not paid when due, a late payment fee of $75 will be assessed each time, and for each subsequent week thereafter, that the payment is delinquent, and all overdue amounts will bear interest, payable the day after payment or other event (such as required report) is due, at the rate of two times the prime rate then being charged by Chase Manhattan Bank, N.A. on the date payment was due or the highest rate permitted by applicable state law, whichever is less (the "Default Rate").  Interest shall be calculated on a daily basis. Interest charges are non-refundable.

  7.   Transfer Fee.  Under the Franchise Agreement and Area Development Agreement a
non-refundable transfer fee equal to 30% of the then current initial franchise fee must be paid to us by you in order to cover our administrative and other expenses in connection with the transfer of the
Franchised Business, unless the transfer is made by you to a corporation formed solely for the convenience of ownership.  All transfers must be in accordance with the terms of the Franchise
Agreement and consistent with the transfer guidelines provided to you by us.  This transfer fee shall be fully paid prior to any such transfer.  In addition, the transferee, its Franchisee/General Manager, and key kitchen employee shall complete any training program then in effect for current franchisees upon our reasonable terms and conditions, and at the transferee's expense.  The transfer fee is non-refundable.

  8.   Audit Fee and Related Financial Reporting Obligations. We have the right to audit the books and records of the Franchised Business.  Audits will be conducted at our expense, unless an audit discloses an understatement in any report of 2% or more, in which case you must pay for any and all costs and expenses incurred by us in connection with the audit (including, without limitation, reasonable accountants' and attorneys' fees), together with interest on the undisclosed or under-reported sums at the
Default Rate which will be payable immediately upon your receipt of written notice from us.  All such audit fees, costs and expenses, as well as the interest thereon, are non-refundable.

  9.   Training Expenses.  We provide you with a mandatory initial training program in restaurant operations and management for up to two persons during a training period of up to six weeks at our training facility and our a administrative offices in Virginia Beach, VA or a designated training facility.  We require you to attend the initial training program prior to the opening of your first
Franchised Business and shall provide the initial training program, including curriculum materials, at no cost to you.  However, you will be solely responsible for your expenses and those of your employees during the training program including the costs of travel, lodging, meals, and the wages of your employees.

  10.  Supplemental Training Fee.    For an additional fee of $150 per day,  plus meal and
travel expenses, the Franchisee may supplement the initial training program by having our field support training person provide up to two weeks of additional training at the Franchisee's location prior to and during the grand opening of the Franchised Business.

  11.  Indemnification.    Under the Franchise Agreement, you are obligated to indemnify us from all losses and expenses incurred in connection with any action, suit, proceeding, claim, demand, investigation, or formal or informal inquiry (regardless of whether same is reduced to judgment) or any settlement thereof which arises out of, or is based upon any of the items listed in the section of the
Franchise Agreement labeled "Indemnification."

  12.  Public and Private Offering Prospectus Review Fee.     For each proposed offering, you
must pay to us a non-refundable document review fee of $2,500 or such greater amount as may be required to reimburse us for our reasonable costs and expenses associated with reviewing the proposed offering materials, including, without limitation, legal and accounting fees.

  13.  Management Consulting Fee.    You may retain us to provide management consulting
services for special projects or assistance based upon availability of our personnel at the minimum rate of
$200 and a maximum rate of $400 per person per day plus reimbursement of all reasonable travel, lodging, meal and other expenses incurred by us in connection with the rendering of such services.  We reserve the right to make reasonable adjustments from time to time to such daily rate at our discretion.
These consulting fees are non-refundable and must be paid to us in advance.

  14.  Financial Statements.    You will be required to provide us annually, within four months of the end of your fiscal year, with financial statements of the previous fiscal year certified by an Officer of the Franchisee.  Upon our request, you shall also provide us with monthly financial statements.  The cost of preparation of these financial statements will be borne by you.

  15.  Costs of Major Alterations.   Once every five to seven years, you will be required to
make such major alterations to the restaurant as we may require, and at your own expense.

  16.  Manuals Replacement Fee. In the event that a Manual is lost, stolen or destroyed, you will be required to pay us a non-refundable replacement fee of $1,000 for each volume of the replacement Manuals.

  17.  Renewal Fee.   You must pay a non-refundable renewal fee upon the expiration of the initial term or any renewal term of the Franchise Agreement in order to renew the Franchise Agreement.
The renewal fee is 10% of the then current initial franchise fee.

                                 ITEM 7.
                            INITIAL INVESTMENT

We are unable to calculate the exact investment required of each Franchisee of a Franchised Business due to the many factors that influence the total project costs.  Your initial investment will also vary considerably depending upon the method and amount of financing that you use.  The table below does not reflect an amount for investment in real estate, since it is assumed that you will lease the premises of the Franchised Business.  The initial franchise fee and other items are shown in full, although they may be financed or leased by third parties.

               YOUR ESTIMATED INITIAL INVESTMENT



                             AMOUNT
                             METHOD
                            WHEN DUE
                               TO
                              WHOM


                         Franchise Fee
                         a)  Single Unit
                              Franchisees
                            $15,000
                            Lump Sum
                         At signing of
                      Franchise Agreement
                             Zero's


                             b)  Area
                               Developers
                      $15,000 plus 50% of
                    each additional initial
                         franchise fee
                            Lump Sum
                    At signing of Franchise
                           Agreement
                             Zero's



                     Pre-Operating Expenses
                  (including legal assistance,
                      accounting, food and
                           training)
                             $6,000
                          As arranged
                          As incurred
                           Suppliers


                     Leasehold Improvements
                            $44,000
                          As arranged
                          As incurred
                           Suppliers


                      Organizational Costs
                             $1,500
                          As arranged
                          As incurred
                           Suppliers


                     Furniture and fixtures
                             $8,000
                          As arranged
                          As incurred
                           Suppliers


                           Equipment
                            $60,000
                          As arranged
                          As incurred
                           Suppliers


                            Computer
                           Equipment
                            $13,000
                          As arranged
                          As incurred
                           Suppliers


                     Signage (interior and
                            exterior)
                             $3,500
                          As arranged
                          As incurred
                           Suppliers


                     Entertainment Systems
                    (televisions,satellite
                     dish and stereo, etc.)
                              $800
                          As arranged
                          As incurred
                           Suppliers






Decoration (i.e., plants,
pictures & wall hangings)
$1,500
As arranged
As incurred
Suppliers


Lease & Utility Deposits
$1,500
As arranged
As incurred
Landlord


Menus & Printing
$500
As arranged
As incurred
Printer


Smallwares & Supplies
$2,000
As arranged
As incurred
Supplies


Inventory (including retail
items and uniforms)
$4,000
As arranged
As incurred
Supplier


Supplemental Training Fee
N/A
As arranged
As incurred
Zero's


Reserves for Working
Capital - 3 months
$7,000
As arranged
As incurred
Third
 Parties


Miscellaneous
$1,000
As arranged
As incurred
Third
 Parties


ESTIMATED TOTAL
$169,300





                             Notes

  1.   Initial Franchise Fee.   As described in Item 5, the initial franchise fee that you will pay is $15,000.  This fee is payable in a lump sum upon execution of the Franchise Agreement.  The entire initial franchise fee is deemed fully earned upon receipt by us and is non-refundable.

  2.   Leasehold Improvements.  These amounts are our best estimates for finish-out costs.  The amounts indicated for construction and improvements of the premises are based on construction of  locations in Virginia Beach, Virginia.  Labor and material costs may vary significantly in accordance with local variations in wage rates, labor efficiency, union restrictions and availability, and price of materials.  Finish-out costs are based on leasing unfinished space that consists of walls;
plumbing; concrete slab; lighting; heat, ventilation and air conditioning ("HVAC"); and electricity.

  3.   Equipment, Supplies and Signage.   We require that you purchase certain basic
supplies from us or suppliers that we designate (and to maintain a sufficient supply of basic supplies) in accordance with our confidential standard operating procedures and the Manuals.  Such supplies must be appropriately identified as associated with the Franchised Business.

  4.   Inventory.     You are required to purchase an initial inventory of certain retail items including paper products, commodities and food products and uniforms from an approved source, or us and maintain an adequate supply of inventory as stated in the Manuals.

  5.   Working Capital - 3 months.   Expenditures payable out of working  capital funds are
intended to cover such items as operating losses, additional insurance, security deposits, miscellaneous additional pre-opening costs, salaries, additional legal and accounting fees, and payments to any governmental agency that are necessary to open the Franchised Business for approximately three months.
In addition, you should be prepared to have cash available to pay your personal living expenses during the first six to twelve months of operation.  The necessary amount of working capital will vary considerably with each franchisee.

                            ITEM 8.
        RESTRICTIONS ON SOURCES OF PRODUCTS AND SERVICES

Required or Approved Sources

We estimate that your purchases from required or approved sources will be less than 10% of your total initial investment and less than 20% of your ongoing expenses in the operation of the Franchised
Business.  These amounts may vary.

Purchases According to Specification

In order to maintain the uniformly high standards and reputation of the System, you will be required to purchase or lease certain items either from us or the approved suppliers which meet our specifications.
These specifications may include minimum standards for quality, quantity, delivery, performance, design, appearance, durability, style, warranties, price range and other related restrictions.  All meat, special spice, design and build-out standards, signage, uniforms, displays, and inventory must be purchased from our approved supplier or us.  You may obtain other products, including food, beverage, ingredients (other than the special spice), paper goods and standard equipment from any source that meets our specifications and approval.  We consider these specifications to be of critical importance to the success of the System.  The Manuals sets forth these specifications in further detail.

If you propose to purchase or lease any items not previously approved in writing by us, but which you believe meet our quality control specifications, you must first notify us.  We may require, among other things, submission of sufficient samples, specifications, photographs, drawings, and other related information to determine whether such items meet our specifications.

We apply the following general criteria, among other things, in considering whether the supplier will be designated as an approved supplier:

  1.   Ability to produce the products, services, supplies or equipment and meet our standards and specifications for quality and uniformity;

  2.   Production and delivery capabilities and ability to meet supply commitments;

  3. Integrity of ownership (to assure that its association with us would not be inconsistent with our image or damage our goodwill);

  4.   Financial stability; and

  5.   The negotiation of a mutually satisfactory license to protect our intellectual property.

We will advise you within a reasonable time whether the proposed supplier meets our specifications and our approval will not be unreasonably withheld.  You will be notified in writing of our approval or disapproval and of revocation of approved suppliers.  Suppliers must maintain our standards in accordance with our written specifications and any modifications thereto.  Failure to correct a deviation from the System's specifications will result in termination of status as an approved supplier.

We do not negotiate discounted prices for products with suppliers.  There are no purchasing or distribution cooperatives serving the System.  We do not provide any material benefits to franchisees for use of designated or approved sources.

Except as set forth above in this Item 8, there are no other requirements for you to purchase or lease in accordance with specifications or from approved suppliers.

                            ITEM 9.
                    FRANCHISEE'S OBLIGATIONS

THIS TABLE LISTS YOUR PRINCIPAL OBLIGATIONS UNDER THE FRANCHISE AND OTHER AGREEMENTS. IT WILL HELP YOU FIND MORE DETAILED INFORMATION ABOUT YOUR OBLIGATIONS IN THESE AGREEMENTS AND IN OTHER ITEMS OF THIS OFFERING CIRCULAR.

                    Single Unit Franchisees


                           Obligation
                           Section in
                      Franchise Agreement
                            Items in
                       Offering Circular


            a.  Site selection and
                          acquisition/lease
              Section V.B. of Franchise Agreement
                            Item 11


                b.  Pre-opening purchases/leases
              Section V.C. of Franchise Agreement
                         Items  7 and 8


                 c.  Site development and other
                      pre-opening requirements
              Section V.D. of Franchise Agreement
                         Item  7 and 11


                d.  Initial and ongoing training
           Section V.E. & V.G. of Franchise Agreement
                            Item 11


                          e.  Opening
              Section V.D. of Franchise Agreement
                            Item 11


                            f.  Fees
               Section IV of Franchise Agreement
                         Items 5 and 6


               g.  Compliance with standards and
                     policies/operating manual
               Section VII of Franchise Agreement
                            Item 11


                 h.  Trademarks and proprietary
                             information
         Sections VI, VII, VIII of Franchise Agreement
                        Items 13 and 14


                 i.  Restrictions on products/
                          services offered
              Section V.M. of Franchise Agreement
                            Item 16


                   j.  Warranty and customer
                       service requirements
                              None
                              None


                  k.  Ongoing product/service
                              purchases
              Section V.N. of Franchise Agreement
                             Item 8


                  l.  Maintenance, appearance
                    and remodeling  requirements
              Section V.I of  Franchise Agreement
                              None


                         m.  Insurance
               Section XI of Franchise Agreement
                              None


                        n.  Advertising
               Section X of  Franchise Agreement
                         Items 6 and 11


                      o.  Indemnification
              Section XVIII of Franchise Agreement
                             Item 6


                   p.  Owner's participation/
                         management/staffing
              Section V.F. of Franchise Agreement
                        Items 11 and 15


                     q. Records and reports
               Section IX of Franchise Agreement
                            Item 17


                   r.  Inspections and audits
        Sections III.B. and IX.E. of Franchise Agreement
                         Items 6 and 11


                          s.  Transfer
              Section XII of  Franchise Agreement
                         Items 6 and 17


                          t.  Renewal
             Section II.B. of  Franchise Agreement
                         Items 6 and 17


                u.  Post-termination obligations
              Section XIV of  Franchise Agreement
                            Item 17


                 v.  Non-competition covenants
              Section XV.B of Franchise Agreement
                            Item 17


                     w.  Dispute resolution
           Section XXV & XXVI of  Franchise Agreement
                            Item 17


           Additional provisions for Area Developers


                           Obligation
                           Section in
                   Area Development Agreement
                            Items in
                       Offering Circular


              a.  Site selection and acquisition/
                                lease
          Section V of the Area Development Agreement
                            Item 11


                b.  Pre-opening purchases/leases
                              None
                         Items  7 and 8


                 c.  Site development and other
                      pre-opening requirements
                              None
                        Items  7 and 11


                d.  Initial and ongoing training
         Section III. of the Area Development Agreement
                            Item 11


                          e.  Opening
           Section III. & IV of the Area Development
                           Agreement
                            Item 11


                            f.  Fees
         Section III of the Area Development Agreement
                         Items 5 and 6


                 g.  Compliance with standards
                   and policies/Operating Manuals
                              None
                            Item 11


                 h.  Trademarks and proprietary
                             Information
          Section X of the Area Development Agreement
                        Items 13 and 14


                 i.   Restrictions on products/
                           services offered
                              None
                            Item 16


                   j.  Warranty and customer
                        service requirements
                              None
                              None


                 k.  Territorial development or
                             sales quotas
          Section IV of the Area Development Agreement
                            Item 12


                  l.  Ongoing product/service
                              purchases
                              None
                             Item 8


                  m.  Maintenance, appearance
                     and remodeling requirements
                              None
                              None


                         n.  Insurance
                              None
                              None


                        o.  Advertising
                              None
                         Items 6 and 11


                      p.  Indemnification
         Section XIV of the Area Development Agreement
                             Item 6


                   q.  Owner's participation/
                         management/staffing
             I.D. of the Area Development Agreement
                        Items 11 and 15


                    r.  Records and reports
           Section XIII of Area Development Agreement
                            Item 17


                   s.  Inspections and audits
                              None
                         Items 6 and 11


                          t.  Transfer
           Section VIII of Area Development Agreement
                         Items 6 and 17


                          u.  Renewal
          Section II of the Area Development Agreement
                         Items 6 and 17


                v.  Post-termination obligations
            Sections VII and XI of Area Development
                           Agreement
                            Item 17


                 w.  Non-competition covenants
          Section XI of the Area Development Agreement
                            Item 17


                     x.  Dispute resolution
         Section XXI of the Area Development Agreement
                            Item 17


                            ITEM 10.
                           FINANCING

We do not offer direct or indirect financing, nor do we guarantee your note, lease or obligation.

                            ITEM 11.
                    FRANCHISOR'S OBLIGATIONS

Except as listed below, we need not provide any assistance to you.

Before you open your business, we will:

  1.   Grant you the right to use the trademark "Zero's Mr. Submarine, Inc." in connection with your Franchised Business and within your area of primary trade responsibility.  (Section III.A.1, page 5 of the Franchise Agreement).

  2.   Designate an exclusive area of primary trade responsibility for the Franchised
       Business.  (Section III.A.2., page 5 of the Franchise Agreement).

  3.   Provide such location research and site selection assistance including real estate and demographic analysis as Franchisor deems advisable, subject to the availability of personnel. (Section III.A.3., page 5 of the Franchise Agreement).

  4. Assist in negotiation of the lease or property purchase for the franchise. (Section III.A.4., page 5 of the Franchise Agreement).

  5.   Loan to you a single copy of our confidential manuals which will include specifications
       for equipment, supplies, inventory, management and operation of    the Franchised
       Business and which guidelines and specifications must be adopted by you. The Manuals are confidential and remain our property.  We may modify the manuals from time to time, but these modifications will not alter your status and rights under the Franchise
          Agreement.  (Section III.A.5., page 5 of the Franchise Agreement).

  6.   Provide typical floor plans and site build-out specifications for the construction of the Franchised Business.  (Section III.A.6., page 5 of the Franchise
       Agreement).

  7.   Provide you and one (1) key employee with a mandatory initial training program related to the operation and management of your Franchised
       Business.  (As noted in Item 6, there is no additional charge payable to Zero's for the initial training program.  However, you are responsible for all costs of travel, lodging and meals while training takes place) (Section IV.A.7., page 9 of the Franchise Agreement).

  8.   Make available to you a Supplemental Training Program, which provides on-
       site assistance both prior to and during the initial two weeks of operation of your Franchised Business.  (As noted in Item 6, the Supplemental Training
       Program is available for an additional fee of $150 per day) (Section III.A.8., page 8 of the Franchise Agreement).

During the operation of the Franchised Business, we will:

  1.   Provide such general advisory assistance and field support deemed by us to be helpful to you in the ongoing operation, advertising and promotion of the
       Franchised Business.  (Section III.B.1, page 6 of the Franchise Agreement)

  2.   Continue our efforts to establish and maintain high standards of quality, cleanliness, safety, customer satisfaction and service.  (Section III.B.2, page 6 of the Franchise Agreement)

  3.   Provide you with updates, revisions and amendments to the Manuals.  (Section
       III.B.3, page 6 of the Franchise Agreement)

  4.   Subject to the availability of our staff, provide management consulting services for special projects or assistance upon a mutually acceptable arrangement pertaining to fees and expenses.  (Section III.B.4, page 6 of the Franchise
       Agreement)

  5. Administer a Regional Advertising Fund if such a fund is established by us. (Section III.B.5, page 6 of the Franchise Agreement)

  6.   Coordinate and conduct periodic training programs for its network of franchisees, as we deem necessary and in our sole discretion.  (Section III.B.6, page 6 of the Franchise Agreement)

  7. On a periodic basis, conduct, as we deem advisable, inspections of the Franchised Business and its operations and evaluate the methods and staff employed by the Franchised Business. Copies of the resulting inspection reports shall be circulated to the Franchisee and the Franchisee's General Manager. (Section III.B.7, page 6 of the Franchise Agreement)

Site Selection

In the Franchise Agreement, we grant you a Site Selection Area in which to select the site for your
Franchised Business.  We must approve your site.  The criteria that we use to evaluate the site selected include visibility, traffic count, demographics, and local competition.  We will approve or disapprove your proposed site within 10 days after receipt of all materials reasonably requested by us.  You will have a period of 120 days after signing the Franchise Agreement to locate a site for the Franchised Business, to obtain our approval of the site and to sign the lease.  We will be available from time to time, and at our sole discretion, to provide general site selection assistance to you.  The Franchisee must commence the operation of the Franchised Business within one hundred and twenty (120) days after signing the lease for the Franchised Business site.

Advertising

We reserve the right to establish a Regional Advertising Fund (hereinafter "Fund").  At such time when the Fund may be established, and in our sole discretion, we will form an advertising council composed of franchisees to advise us on advertising policies.  Zero's, or our designated suppliers, will be the source of the advertising materials and you will not be permitted to use your own advertising materials without our prior written consent.

At such time when the Fund is established, all franchisees will contribute to the Fund on the same basis.
Any company-owned units established by us or one of our affiliates will contribute to the Fund on the same basis as franchisees.  Please see Item 6 for information on the amounts you will be required to contribute to the Fund.

The Fund will be audited upon the request of a franchisee but will not be audited more frequently than annually.  If an audit is conducted, all franchisees are permitted to review the Fund's financial statements upon request.  We will deduct reasonable administrative fees from the Fund to cover our expenses in administering the Fund.

The Fund will be administered entirely by us, and we have the right to allocate advertising funds to specific regions and apportion expenditures as we see fit.  Some of the factors considered by us in making allocations include advertising benefits from other markets, competitive pressure and estimated market capabilities, and specific local market opportunities.  You will not necessarily receive a significant direct benefit from the allocation of advertising funds and we are not required to spend any amount on advertising in the area where your Franchised Business is located.

If all of the advertising fees are not spent in the fiscal year in which they accrue, they will remain in the
Fund for use during the following year.  However, advertising funds may not be used for the solicitation of other franchisees.  (See also Items 6, 8, and 9 of this Offering Circular).

Training

We provide a mandatory initial training program to the Franchisee, which is to be a minimum of six (6)
weeks before the expected completion and opening of the Franchisee's restaurant.  The initial training program is conducted at Zero's training facility, which is an operating Zero's restaurant, and our
Administrative Offices located at 2106 Pacific Avenue, Virginia Beach, VA  23451, or other designated training facilities.

The initial training program provides instruction related to the operation of the Franchised Business for up to two persons.  The Franchisee/General Manager will be required to complete a six week training program that includes three weeks of kitchen procedural training,  two weeks of training in cost controls, general administration, marketing and operations, and one week of review and actual running of the restaurant without assistance, for a total of 240 training hours.  The shift supervisor will undergo four weeks of training in kitchen management procedures, including quality specifications, ordering/receiving, employee training, and cost controls.

For an additional fee of $150/per day plus meals and travel costs, you may supplement the initial training program with our Supplemental Training Program.  Pursuant to the Supplemental Training Program, our
field support training staff provides you up to two weeks of additional training at the location of your
Franchised Business prior to and during its initial operation.

Within the six weeks prior to opening of your Franchised Business, we will train you as follows:



Position

Covered Materials
Hours of
Classroom
Training
Hours of
on-the-Job
Training
Instructor


General Manager
All Operations Manuals
            120
           120



Shift Supervisor
Kitchen & Management Manuals
            60
          100



The initial training program is mandatory.  You must complete the training program to our satisfaction prior to the opening of the Franchised Business.  All training occurs at our training facility, administrative offices, or at locations otherwise designated by us.  Additional training programs and refresher courses may also be required.

Computer and Cash Register Requirements

You must purchase and maintain our Computerized Point-of-Sale and Information System or an
equivalent subject to our prior written approval.  We reserve the right to poll (via modem) your computer systems in order to compile sales data, consumer trends, food and labor costs, and other such financial and marketing information, as it may deem appropriate.  We may distribute this data on a confidential basis to franchisees.  Refer to Exhibit F for Hardware and Software specifications.

Operations Manuals

We permit prospective franchisees to view the Manuals at company headquarters or elsewhere as arranged prior to the execution of the Franchise Agreement.  To protect the confidentiality of the
Manuals, we require execution of a Confidentiality Agreement before reviewing the Manuals.

Opening

The typical length of time between the signing of the Franchise Agreement and the opening of the
Franchised Business is five months.  Factors affecting this length of time usually include obtaining a satisfactory site, financing arrangements, local ordinance compliance questions, and delivery and installation of equipment.

                            ITEM 12.
                           TERRITORY

Franchise Agreement

Provided you have fully complied with your obligations under the Franchise Agreement, we agree not to grant another franchise location or establish a company-owned Franchise Business within a two mile radius of the location of your Franchised Business, unless such location is within the geographic boundaries of an area with a population greater than one million persons ("Densely Populated Urban
Area" or DPUA") in which case we agree not to grant another franchise location within a one mile radius of the Franchised Business.  Zero's and our affiliates reserve the right to establish company-owned units, or to license other franchisees to establish Franchised Businesses, at any site we deem appropriate outside of the protected territory set forth above.  You may relocate your Franchised Business only with our prior written approval.
We do not operate or franchise the operation of, or have any presently formulated plans or policy to operate or franchise the operation of any Franchised Businesses providing products or services under different trade names or trademarks similar to, or competitive with those to be offered by you.  However, the Franchise Agreement contains no limitations other than as stated above on our right to establish such other franchises or outlets.

Area Development Agreement

The Area Developer will be granted an exclusive territory.  In order to maintain exclusivity over an exclusive territory, an Area Developer must establish between three and five Franchised Businesses within the exclusive territory during implementation of the development schedule.  During the term of the Area Development Agreement, we do not have the right to establish our own, or to grant to others,
Franchised Businesses within the exclusive territory.  While preservation of an exclusive territory is not contingent upon sales volume, if an Area Developer does not meet his or her development schedule, grounds for default exist.  Loss of exclusivity could then result and we may elect to terminate the Area
Development Agreement, reduce the territorial exclusivity or reduce the size of the Area Developer's territory.

Unless a renewal of the Area Development Agreement and an  extension of the development schedule are negotiated by the parties, the Area Developer will no longer have an exclusive territory upon the expiration or termination of the Area Development Agreement.  However, each Franchised Business will retain its protected individual territory as set forth in the individual franchise agreements.  You may relocate the Franchised Businesses within your territory only with our prior written permission.

                            ITEM 13.

                           TRADEMARKS

In the Franchise Agreement, we grant you the right and license to operate a Franchised Business pursuant to our System and Proprietary Marks.  Our affiliate, X.S., Inc. owns the rights to the Proprietary Marks and has granted us the right and license to use and to license others to use the mark "Zero's Mr.
Submarine, Inc." a service marked approved for publication on April 23, 1974 by the principal Register of the U.S. Patent & Trademark Office.  Our application serial number is 0982670 for your further reference and information.  Zero's and X.S., Inc. have established certain common law rights to the above mark by virtue of our continuous, exclusive and extensive use and advertising.  The Proprietary
Marks are not registered in any state.

You are required to use all names and marks in full compliance with the provisions of the Franchise
Agreement and in accordance with the rules prescribed from time to time by us.  You are prohibited from using any name or mark as a part of any corporate name with any prefix, suffix or other modifying words, terms, designs or symbols (other than logos licensed to you by us).  In addition, you may not use any name or mark in connection with the sale of any unauthorized product or service in any other manner not explicitly authorized by us.

There is no presently effective determination of the Patent & Trademark Office, Trademark Trial and
Appeal Board, the trademark administrator of any state, or any court, no pending interference, opposition or cancellation proceeding or any pending material litigation involving the trademarks, service marks, trade names, logotypes, or other commercial symbols of Zero's.  There are no agreements currently in effect that significantly limit our rights to use or license the use of such trademarks, service marks, trade names, logotypes or other commercial symbols in any manner material to you. In the event of any infringement of, or challenge to, your use of any name, mark or `symbol, you are obligated to immediately notify us, and we will have sole discretion to take any such action as we deem appropriate in order to preserve and protect the ownership, identity and validity of the Proprietary Marks.  If it becomes advisable at any time, and in our sole discretion, we may modify or discontinue the use of any name or mark and/or use one or more additional or substitute names or marks, and you will be responsible for the tangible costs (such as replacing signs and materials) associated therewith.

Under the Franchise Agreement, you agree not to contest, directly or indirectly, our ownership, title, right or interest in the name or marks, trade secrets, methods, procedures and advertising techniques which are part of the system or contest our right to register, use or license others to use such names, marks, trade secrets, methods, procedures or techniques.

There are no infringing uses actually known to us which could materially affect your use of such trademarks, service marks, trade names, logotypes or other commercial symbols in this state or any state in which a Franchised Business is to be located.

                            ITEM 14.
        PATENTS, COPYRIGHTS AND PROPRIETARY INFORMATION

We do not claim rights in any patents that are material to our business.  However, we do claim proprietary rights and common law copyrights in the confidential information contained in the Manuals
(As described in Item 11).  We also claim common law copyrights in our operational materials and in other proprietary materials specifically created by us in connection with our System, including the proprietary advertisements, printed materials and forms used in connection with the operation of a
Franchised Business.  The Manuals and other proprietary materials have not been registered with any copyright office.  You must promptly inform us regarding any unauthorized use of this proprietary information.  We are not obligated to take any action, but we will respond to this information, as we deem appropriate.  We will not indemnify you for losses brought by a third party concerning your use of this information.

                            ITEM 15.
OBLIGATION TO PARTICIPATE IN THE ACTUAL OPERATION OF THE FRANCHISED
                            BUSINESS

You or your General Manager must personally participate in the direct operation of the Franchised
Business and the Franchised Business must be under the direct on-premises supervision of either you or your General Manager at all times.  If the General Manager is not the owner-operator of the Franchised
Business, then the Franchisee is encouraged to offer profit participation to the Franchisee's General
Manager.

Also, you or your General Manager must devote your best efforts to the supervision and management of the Franchised Business during business hours.  We believe that the success of the Franchised Business will depend upon your direct personal and continued efforts, supervision and attention.




                            ITEM 16.
          RESTRICTIONS ON WHAT THE FRANCHISEE MAY SELL

The Franchise Agreement provides that you must offer, and may only offer, the products and services that we authorize in the Manuals, as it may be updated from time to time, or otherwise in writing.  You are prohibited from offering or selling products and services not authorized by us.  We reserve the right to change the types of authorized services and products.  You are prohibited from soliciting other franchisees either directly or indirectly for any other business or investment activity.  There are no limitations imposed by us on the persons or businesses to whom you may provide products and services, except such as are imposed by the nature of the System itself.

                            ITEM 17.
      RENEWAL, TERMINATION, TRANSFER & DISPUTE RESOLUTION

This table lists certain important provisions of the Franchise Agreement and the Area Development
Agreement.  You should read these provisions in the Agreement attached to this Offering Circular.

                    Single Unit Franchisees


                           Provision
                      Section in Franchise
                            Agreement
                            Summary


                   a.   Term of the franchise
                         Section II.A.
        The term of the Franchise Agreement is 15 years


                b.   Renewal or extension of the
                                 term
                         Section II.B.
          You may renew for an additional 15 year term


               c.   Requirements for you to renew
                              or extend
                         Section II.B.
       Give notice, pass inspection, sign new agreement,
         retrain, sign release, and pay 10% of the then
                 current initial franchise fee


                    d.   Termination by you
                              None



                   e.   Termination by Zero's
                            without cause
                              None



                   f.   Termination by Zero's
                              with cause

                          Section XIII
          Zero's can only terminate you if you default


                g.   "Cause" defined - defaults
                          which can be cured
                        Section XIII.B.
        You have 30 days to cure:  non-payment of fees,
         non-submission of reports, failure to complete
         training, and any other default not listed in
            Section XIII of the Franchise Agreement


                h.   "Cause" defined - defaults
                        which cannot be cured
                        Section XIII.A.
        Non-curable defaults:  bankruptcy, conviction of
            felony, repeated defaults even if cured,
            abandonment, trademark misuse, unproved
                         transfer, etc.


                    i.   Your obligations on
                       termination/non-renewal
                          Section XIV
          Obligations include cessation of operations,
          complete de-identification, non-competition,
        adherence to covenants, execution of release and
           payment of amounts due (also see r, below)


                 j.   Assignment of contract by
                                Zero's
                         Section XII.A.
            No restriction on Zero's right to assign


                   k.   Conditions for Zero's
                         approval of transfer
                         Section XII.B.
           New franchisee qualifies and signs current
        agreement, transfer fee paid, training arranged,
             you sign release, etc. (see r, below)


             l.   Zero's right of first refusal to
                        acquire your business
                         Section XII.E.
         Zero's may match any bona fide offer for your
                            business


                 m.   Zero's option to purchase
                            your business
                         Section XII.E.
           Zero's reserves the right to purchase upon
                          termination


                 n.   Your death or disability
                         Section XII.F.
          Zero's must approve transfer or estate must
        transfer business to Zero's designee within six
                             months


                 o.   Non-competition covenants
                        during the term of the
                              franchise
                         Section XV.B.
         No involvement in competing business anywhere


                 p.   Non-competition covenants
                        after the franchise is
                        terminated or expires
                         Section XV.C.
        No competing business for two years within five miles of the territory of any Zero's Franchised
                            Business


                    q.   Modification of the
                              agreement
                          Section XVI
        Modification only upon written agreement of the
                            parties


                 r.   Integration/merger clause
                         Section XXIII
         Only the terms of the Franchise Agreement and
      its attachments are binding (subject to state law).
           Any other promises may not be enforceable


                    s.   Dispute resolution
                          Section XXVI
                          Arbitration


                      t.   Choice of forum
                         Section XXV.B.
                 Litigation must be in Virginia


                       u.   Choice of law
                         Section XXV.A.
                      Virginia law applies


           Additional Provisions for Area Developers



Provision
Section in Area
Development
Agreement
Summary


a.   Term of the Area Development
      Agreement
 Section II
The term of the Area Development Agreement will be negotiated by the parties


b.   Renewal or extension of the
      term
Section II
Any renewal term must be negotiated by the parties. You must be in good standing to renew


c.   Requirements for you to renew
      or extend
Sections II and VII
Not in default under the Area Development
Agreement or any Franchise Agreement


d.   Termination by you
None



e.  Termination by Zero's
     without cause
None



f . Termination by Zero's with
     cause
Section VII

Zero's can terminate you only if you are in default


g.  "Cause" defined - defaults
      which can be cured
None



h.   "cause" defined - defaults
      which cannot be cured
Section VII
Failure to comply with Development Schedule, failure to comply with any obligations in the Area
Development Agreement or any Franchise
Agreement, etc.


i  Your obligations on
     termination/non-renewal

Section XI
Non-competition


j.   Assignment of contract by
      Zero's
Section VIII.A.
No restriction on Zero's right to assign


k.   "Transfer" by you - definition
Section VIII.B.
Includes transfer of contract, assets, any Franchise Agreement or ownership change


l.   Zero's approval of transfer by
      Area Developer
Section VIII.B.
Zero's must approve all transfers and Zero's has right of first refusal on all proposed transfers


m.   Conditions for Zero's
      approval of transfer
Section VIII.B.
Paid up, not in default, release signed, transfer fee paid, transferee is approved, signs current area development agreement and attends training, etc. (see also r, below)


n.   Our right of first refusal to
      acquire your business
Section VIII.B.5
Zero's may match any bona fide offer for your area development rights


o.   Our option to purchase your
      business
Section VIII.B.5
Zero's may match any bona fide offer for your area development rights


p.   Your death or disability
None



q.   Non-competition covenants
      after the franchise is
      terminated or expires
Section XI.B.
No competing business for two years within five miles of the territory of any Franchised Business



r.   Modification of the Agreement
Section XII
Modifications only upon written agreement of the parties


s.   Integration/merger clause
Section XII
The Franchise Agreement, Area Development
Agreement and their attachments constitute the entire agreement between the parties. Any other promises may not be enforceable


t.   Dispute resolution
Section XXI
Arbitration


u.   Choice of forum
Section XVIII
Litigation must be in Virginia


v.   Choice of law
Section XVIII
Virginia law applies


                            ITEM 18.
                         PUBLIC FIGURES

We do not use any public figures to promote the Franchised Business.

                            ITEM 19.
                        EARNINGS CLAIMS

We do not make any representations or statements of actual, or average, or projected, or forecasted sales, profits, or earnings to franchisees with respect to franchises, except for the statement of actual income and expenses with respect to Zero's restaurants which appear under this item.

We do not furnish or authorize our sales persons to furnish any oral or written information concerning the actual, average, projected, forecasted, or potential sales, costs, income, or profits of a franchise other than as set forth in this Item.

We specifically instruct our sales personnel, agents, employees, and officers that they are not permitted to make any claims or statements as to the earnings, sales, or profits, or prospects or chances of success, nor do we authorize them to represent or estimate dollar figures as to any franchisee's operation.  We will not be bound by any unauthorized representations as to earnings, sales, profits, or prospects or chances for success.

You should disregard any unauthorized information, whether oral or written, concerning the actual, average, projected, forecasts, or potential sales, costs, income or profits, or the prospects or chances of success, or representations or estimated dollar figures as to a franchisee's operation.

Actual results vary from franchise to franchise, and we cannot estimate the results of a particular franchise.  We recommend that you make your own independent investigation to determine whether or not the franchise may be profitable, and consult with an attorney and other advisors prior to executing the
Development Agreement or Franchise Agreement.

The summary statement set forth is a statement of actual average annual income and expenses as of
December 31, 1998, for the five (5) Zero's Subs restaurants operated by Zero's affiliated, X.S., Inc.
which have been in operation at least six (6) months.

As of December 31, 1998, Zero's affiliate, X.S., Inc. operated six (6) restaurants.  Five (5) of which have been included in the summary statement below.  (The sixth restaurant has been excluded due to a contract of sale).  Two (2) of these are free standing locations; one (1) a conversion of a fast food operation; and two (2) are inline strip center locations, information for which is included in this earnings
claim.  Restaurants utilize a building of approximately 1,200   3,200 square feet.  These restaurants
provide seating for approximately 30   60 customers.  Each of the restaurants is similar equipped.

We based the results of operations described in this Item upon the unaudited profit and loss statements prepared by Zero's affiliate, X.S., Inc. in accordance with generally accepted accounting practices for the period January 1, 1998 through December 31, 1998 with respect to the five (5) restaurants operated as of
December 31, 1998, which had been in operation for at least six (6) full calendar months as of that date.

The summary statement of average actual annual income, food costs and labor reflects only operating expenses and does not include capital expenses, other controllable expenses, or fixed expenses including any land, building or equipment rent, debt service, depreciation, advertising, administrative expenses such as accounting or legal expenses, taxes, licenses or insurance, and does not include royalties payable by a franchisee.

The five (5) restaurants operated by Zero's affiliate, X.S., Inc. are located in the state of Virginia.
Restaurants located in other geographic area may experience different results.  A variety of factors influence the results of operations, including location, demographics, local economic conditions and weather.

SUCH ACTUAL SALES, INCOME, GROSS OR NET PROFITS ARE OF ZERO'S
AFFILIATE, X.S., INC. OWNED UNITS AND SHOULD NOT BE CONSIDERED AS THE ACTUAL OR PROBABLE SALES, INCOME, GROSS OR NET PROFITS THAT WILL BE REALIZED BY ANY FRANCHISEE. WE DO NOT REPRESENT THAT YOU CAN
EXPECT TO ATTAIN SUCH SALES, INCOME, GROSS OR NET PROFITS.

SOME ZERO'S RESTAURANTS OWNED BY ZERO'S AFFILIATE, X.S., INC. HAVE SOLD THIS AMOUNT. THERE IS NO ASSURANCE THAT YOU WILL DO AS WELL. IF YOU RELY UNPON OUR FIGURES, YOU MUST ACCEPT THE RIST OF NOT DOING AS WELL.

The following table sets out the average annual net sales, food cost and labor related expenses.  Based upon actual annual sales for the period January 1, 1998 through December 31, 1998 for the five (5)
locations operated by X.S., Inc. which have been in operation for at least six (6) months as of such date.

                             ANNUAL

                                             Amount               Percentage of Average
                                                                      Monthly Sales

Average Annual Sales (Note 1)               $412,267                    100%
Food Cost (Note 2)                          $108,720                   26.38%
Labor Related Expenses (Note 3)             $109,617                   26.59%


The following restaurants were included in the summary statements:

Location                                       Date of Opening

Virginia Beach, Virginia (Oceanfront)          March 21, 1967

Norfolk, Virginia (Hampton Boulevard)          August 1, 1968

Virginia Beach, Virginia (Hilltop)             November 1, 1978

Virginia Beach, Virginia (Lynnhaven)           March 1, 1986

Norfolk, Virginia (Wards Corner)               May 20, 1994

Note 1:         Net sales reflect total average sales exclusive of sales tax collected and paid to state and local governmental authorities.  These net sales are an average of the annual sales for each of the five (5)
restaurants included in the sample.  Annual sales volume will also vary depending upon other factors including location, demographics, general economic conditions, weather conditions, menu mix, competition and other seasonal factors as well as the efforts of the individual restaurant management team.

Note 2:    Food costs are an average of the actual total costs for the five (5) Zero's restaurants included in the summary statement.  Food costs have been adjusted by three (3%) percent based on free food given by coupon accounted for as advertising expense.

Note 3:     Labor related expenses include the annual salary paid by X.S., Inc. to a Manager, one assistant manager and one shift supervisor for each restaurant. Included in labor related expenses are amounts paid or accrued by X.S., Inc. for employee payroll taxes, insurance and worker's compensation.  X.S., Inc.
provides insurance at one hundred (100%) for it's manager in each restaurant.

Worker's compensation expense is based upon X.S., Inc.'s experience rating.  The experience rating for a franchisee may be different than X.S., Inc.'s experience rating.

Local market conditions and state and federal minimum wage requirements may affect wages and labor related expenses.

UPON YOUR WRITTEN REQUEST WE WILL MAKE AVAILABLE TO YOU FOR INSPECTION AND REVIEW ALL DATA UTILIZED IN FORMULATING THE ACTUAL AVERAGE SALES, PROFITS OR EARNINGS CONTAINED IN THIS STATEMENT. DATA UTLIZED IN DRAFTING THIS STATEMENT WAS PREPARED BASED UPON A UNIFORM ACCOUNTING SYSTEM AND GENERALLY ACCEPTED ACCOUNTING PRACTICES, AND THE INFORMATION PROVIDED HERETIN WAS PREPARED BASED UPON THIS DATA.



                            ITEM 20.
                        LIST OF OUTLETS

               FRANCHISED BUSINESS STATUS SUMMARY
             FOR FISCAL YEARS ENDING 1998/1997/1996


   State      Transfers   Canceled Or    Not      Reaquired   Left the     Total From      Francxhise
                           Terminated  Renewed       by        System         Left          Operating
                                                  Franchisor   Other      Columns (2)       At Year
                                                                             End

 Virginia         1            2          0           0          0             0               36
 North
 Carolina         0            0          0           0          0             0                4
 Arizona          0            0          0           0          0             0                1

1)  Note:  All numbers are as of December 31 for each year
2)  The numbers in the "Total" column may exceed the number of stores affected because several events may have affected the same store.  For example, the same store may have had multiple owners.

                              STATUS OF COMPANY OPERATED STORES
                            FOR FISCAL YEARS ENDING 1998/1997/1996


  State           Stores Closed During Year      Stores Opened During          Total Stores Operating At
                                                        Year                            Year End

Virginia                       0                         6                                6
North Carolina                 0                         0                                0


                                     PROJECTED OPENINGS
                                   AS OF DECEMBER 31, 1998

  State             Franchise Agreements          Projected Franchised New         Projected Company
                   Signed But Store Not Open      Stores In The Next Fiscal      Owned Openings In Next
                              (1)                            Year                     Fiscal Year

Virginia                       2                               4                            2
North Carolina                 1                               5                            0
South Carolina                 0                               1                            0
Arizona                        0                               1                            0
California                     0                               1                            0
New York                       0                               1                            0
Maryland                       0                               1                            0
China                          1                               1                            0

Note (1) As of December 31, 1998

Attached to this Offering Circular, as Exhibit B is the Roster of Franchises & Area Developers
currently under Franchise and Area Development Agreements with us.

There are no franchisees who have had an outlet terminated, canceled, not renewed or otherwise voluntarily or involuntarily ceased to do business under the Franchise Agreement during the last fiscal year or who have not communicated with us within ten weeks of the application date.

                            ITEM 21.
                      FINANCIAL STATEMENTS




Audited financial statements for fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998,
and unaudited financial statements as of June 30, 1999, are attached hereto and marked as Exhibit E.

                            ITEM 22.
CONTRACTS

Copies of the Franchise Agreement and the Area Development Agreement are attached to this
Offering Circular as Exhibits A and D.  These agreements and their attachments are the only contracts proposed for use in conjunction with the offering of the Franchised Business.

This Offering Circular, the Franchise Agreement and the Area Development Agreement are
governed by the laws of the Commonwealth of Virginia.

                            ITEM 23.
                            RECEIPT


THIS OFFERING CIRCULAR SUMMARIZES PROVISIONS OF THE FRANCHISE
AGREEMENT AND OTHER INFORMATION IN PLAIN LANGUAGE.  READ THIS
OFFERING CIRCULAR AND ALL AGREEMENTS CAREFULLY.

IF WE OFFER YOU A FRANCHISE, WE MUST PROVIDE THIS OFFERING CIRCULAR TO YOU BY THE EARLIEST OF:

  (1)  THE FIRST PERSONAL MEETING TO DISCUSS OUR FRANCHISE; OR
  (2)  TEN BUSINESS DAYS BEFORE SIGNING OF A BIDING AGREEMENT; OR
  (3)  TEN BUSINESS DAYS BEFORE ANY PAYMENT TO ZERO'S.

YOU MUST ALSO RECEIVE A FRANCHISE AGREEMENT CONTAINING ALL MATERIAL TERMS AT LEASE FIVE BUSINESS DAYS BEFORE YOU SIGN ANY FRANCHISE
AGREEMENT.

IF WE DO NOT DELIVER THIS OFFERING CIRCULAR ON TIME OR IF IT CONTAINS FALSE OR MISLEADING STATEMENT, OR A MATERIAL OMISSION, A VIOLATION OF FEDERAL AND STATE LAW MAY HAVE OCCURRED AND SHOULD BE REPORTED TO
THE FEDERAL TRADE COMMISSION, WASHINGTON, D.C. 20580 AND (STATE AGENCY).

We authorize Vincent R. Olivieri, Attorney at Law, 2840 S. Lynnhaven Road, Virginia Beach,
Virginia 23452 to receive process of service for Zero's.

I have received a Uniform Franchise Offering Circular dated ________________________.  This offering circular included the following Exhibits:

  A.   Franchise Agreement
  B.   Rooster of Franchises
  C.   List of State Administrators & Agents for Service of Process
  D.   Area Development Agreement
  E.   Financial Statements
  F.   Computer Hardware and Software Specifications
          G.     Accountants Consent
          H.     Certificate of Registration of Trademark
          I.     Authorization Agreement for Prearranged Payments (Direct Debits)

Date: ________________
                           FRANCHISEE: _____________________________

  SUPPLEMENT TO
        ZERO'S MR. SUBMARINE FRANCHISE OFFERING CIRCULAR


          1.   The Effective Date of this Supplement ("Supplement") to Zero's Mr. Submarine
Franchise Offering Circular dated October 18, 1999 ("FOC") is February 1, 2000.

          2.   ITEM 1 is amended to add the following:

          Pending Sale of Assets of Franchisor to American Kiosk Corporation

               On December 8, 1999, our Affiliate, X.S., Inc., the Franchisor and the
          Franchisor's shareholders entered into an Asset Purchase Agreement with American
          Kiosk Corporation, a Delaware corporation whereby the Franchisor is selling to
          American Kiosk Corporation all of its assets including the lease of its administrative offices in Virginia Beach, Virginia, all of its Zero's Mr. Submarine Franchise
          Agreements, Area Development Agreements and ancillary agreements, including the ones you may be signing, all of its proprietary property including its "Zero's Mr.
          Submarine" trademarks and copyrights, manuals, secret recipes and other confidential information and other assets licensed or loaned to a franchisee as part of the franchise system, subject to the approval of the Franchisor's shareholders.  On January 14,
          2000, the shareholders approved the sale.

               The closing took place on January 14, 2000, at which time the assets were transferred to a wholly owned subsidiary of American Kiosk Corporation, Zero's Mr.
          Submarine, Inc., a Delaware corporation ("New Zero's"). The Franchisor, Zero's Mr.
          Submarine, Inc., a Virginia corporation, has changed its corporate name to "Zero's
          Mr. Submarine of Virginia, Inc." and will have no continued involvement with the
          Zero's Mr. Submarine franchise system. New Zero's has assumed all of the obligations of the Franchisor under all the Zero's Mr. Submarine Franchise
          Agreements, Area Development Agreements and ancillary agreements.

               New Zero's will operate separately from the other businesses operated by
          American Kiosk Corporation including its Pizza Place franchise system.  If you desire more information about American Kiosk Corporation than is set forth in this supplement, a copy of its Pizza Place Franchise Offering Circular is available upon your request.

               The existing corporate offices will be maintained.  All employees will continue in the same capacities for New Zero's as they did for the Franchisor. The
          Franchisor's personnel described in ITEM 2 will be doing the following:

                    Eugene T. Schmidt- will become a director of New Zero's and of American Kiosk Corporation

                    Martin A. Palacios - will become a director of New Zero's and of
                    American Kiosk Corporation

                    John A. Schmidt   will not be involved in New Zero's

                    Charles J. McCotter, III   will become director of Franchising
                    for New Zero's.

                    Rachael S. Davanzo -  will not be involved in New Zero's

               New Zero's is in the process of an audit and preparation of its Franchise
          Offering Circular. In addition to the involvement of the foregoing individuals, the following individuals associated with American Kiosk Corporation will be involved in New Zero's.

               Richard J. Michael, Director and President.  Mr. Michael is also a Director and President of American Kiosk Corporation since incorporation.  From
               December 1995 to May 1997, he was Director of Distribution Operations
               for Toppers Brick Oven Pizza, Inc. in Willow Grove, Pennsylvania.  From
               May 1995 to December 1995, Mr. Michael was a private investor.  From
               May 1994 to May 1995, he was an Account Representative for Corporate
               Relations Group in Orlando, Florida.  From January 1992 to April 1994,
               he was Director of Marketing for Adelaide Holdings, Inc. of Miami,
               Florida.

               Ronald L. McDonald, Vice President.  Mr. McDonald is also Vice
               President of American Kiosk Corporation since September 1998.  From
               January 1984 to November 1998, he acted as a private consultant to the restaurant industry residing in Tampa, Florida and has appeared as a regular guest on The Food Channel and on Sony's network of 1,200 radio stations.  Mr. McDonald was previously part owner of one of the largest food and vegetable wholesalers in the United Kingdom, serving more than
               50 countries.  Mr. McDonald is a noted author of food industry materials, including The Complete Hamburger (Birch Lane Press/Carol Publishing
               Group), which was well received by food professionals around the world.
               Mr. McDonald recently completed two new books, Ronald McDonald's
               McBarbecue Book and Ronald McDonald's Franchise Buyer's Guide, and
               will soon introduce Ronald McDonald's McPizza Book and Shrimply
               Delicious.  He recently authored a feature article published in the August issue of ICON Magazine, and is working on a children's' educational television series.

               Randall Appel, Director.  Mr. Appel has served as a Director of American
               Kiosk Corporation since November 1998, Mr. Appel has over 14 years of financial planning and broker-dealer experience.  Since March 1987, Mr.
               Appel has been the President of Appel Financial Planning, Ltd., an investment services firm located in Melville, New York.  Since August
               1994, he has also been the sole officer, director, shareholder and compliance officer of Strategic Assets Inc., a NASD registered broker-
               dealer located in Melville, New York.  From July 1990 to May 1995, Mr.
               Appel was a principal and registered representative of Ameriprop, Inc., a
               NASD registered broker-dealer firm located in Melville, New York.

               Larry Graybill, Vice President/CFO/Secretary/Treasurer.  Mr. Graybill
               joined American Kiosk Corporation's management team as a director and
               Vice President/CFO/Secretary/Treasurer in June 1998.  Mr. Graybill was
               most recently President and CFO of Austin's International Inc., a publicly traded restaurant company located in Fort Lauderdale, Florida from July
               1990 to June 1998.  From 1988 to 1990, he held the position of Controller with Outrigger Lodging Services, a hotel management company located in
               Los Angeles.  From 1985 to 1988, he was General Manager for Pine
               Plantation Inc., a corporation that owned a hotel and two
               restaurant/nightclubs in Fort Lauderdale, Florida.  From 1980 to 1985, Mr.
               Graybill was President of First Family Savings and Loan in Heber Springs,
               Arkansas.

                    There can be no assurance that these persons will remain affiliated with Newco indefinitely or for any time, or that the scope of their involvement will not change.

                            Litigaton and Bankruptcy

               No litigation will be required to be disclosed in New Zero's Franchise
          Offering Circular relating to New Zero's or any of individuals mentioned above.

               Neither New Zero's nor its officers have been involved as a debtor in proceedings under the U.S. Bankruptcy Code required to be disclosed in ITEM of
          New Zero's Franchise Offering Circular except:  Mr. Graybill was the President and Chief Financial Officer of Austin International, Inc., a Delaware corporation, whose subsidiary, Austin International Inc., a Florida corporation filed a Chapter
          11 Proceeding on July 18, 1997 in the U.S. Bankruptcy Court, Southern District of
          Florida, Case No. 97-24528 BKC RBR.  A hearing for final payments and case dismissal is scheduled for December 7, 1998.

               Other than this 1 action, no person previously identified above has been involved as a debtor in proceedings under the U.S. Bankruptcy Code required to be disclosed in  ITEM 3 of New Zero's Franchise Offering Circular.

       3. Upon any inconsistency between the FOC and this Supplement, this Supplement supersedes and controls.  In all other respects the terms of the FOC are ratified and confirmed.
RECEIPT OF SUPPLEMENT


THIS SUPPLEMENT TO THE FRANCHISE OFFERING CIRCULAR SUMMARIZES
CERTAIN MATERIAL CHANGES TO THE FRANCHISE OFFERING CIRCULAR IN PLAIN LANGUAGE. READ THIS SUPPLEMENT CAREFULLY.

     Please date and sign this receipt and return a copy to:

                    Charles J. McCotter, III
             Executive Vice President- Development
                   Zero's Mr. Submarine, Inc.
                      2106 Pacific Avenue
                    Virginia Beach, VA 23451


____________, 2000
                                        __________________________
                                             Franchisee
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